UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 24, 2014

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 24, 2014, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered a final order approving the Agency Agreement, as amended and restated on December 22, 2014 (the “Agency Agreement”), by and between dELiA*s, Inc. (the “Company”) and a joint venture of Hilco Merchant Resources, LLC and Gordon Brothers Retail Partners, LLC (the “Agents”). The Agency Agreement authorizes the Agents to liquidate all merchandise and inventory owned by the Company and certain of its subsidiaries and to dispose of certain furnishings, trade fixtures, equipment and improvements to real property with respect to the Company’s stores and, at the Company’s option, distribution center. Such liquidation and sale includes store closing and going out of business sales at all of the retail stores of the Company and its subsidiaries that commenced chapter 11 cases on December 7, 2014 (together with the Company, the “Debtors”). Copies of the Agency Agreement and the Bankruptcy Court order may be found at https://cases.primeclerk.com/delias.

The Agency Agreement was amended and restated from the original agreement entered into by such parties on December 4, 2014. In particular, the Agency Agreement was amended to provide that:

•	The Agents’ designation rights with respect to the Company’s intellectual property include the membership interests in dELiA*s Brand LLC, and the Debtors will be paid 40% of the net recovery from any sale of the intellectual property in excess of $1.2 million and 60% of any amount in excess of $2.5 million.

•	To the extent that the total proceeds from the sales exceed the sum of expenses, the specified Agents’ fees and the guaranteed amount (91% of the value of such merchandise), 50% of the remaining sale proceeds will be paid to the Debtors.

•	Specified marked-out-of-stock inventory was carved out from the general sale provisions. To the extent that the total proceeds from such sales exceed the sum of expenses, the specified Agents’ fees and the guaranteed amount (36% of the value of such merchandise), 80% of the remaining sale proceeds will be paid to the Debtors.

Except as set forth above, the material terms of the original agreement, as described in the Company’s Form 8-K filed on December 10, 2014, remain in effect. The foregoing summary is qualified in its entirety by reference to the Agency Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Agency Agreement, dated December 22, 2014, by and between the Company and a joint venture of Hilco Merchant Resources, LLC and Gordon Brothers Retail Partners, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.
(Registrant)

Date: January 2, 2015	By:	/s/ Ryan A. Schreiber
Ryan A. Schreiber
President, General Counsel and Secretary

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